EXHIBIT 12

                            MIDLAND ENTERPRISES INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (DOLLAR AMOUNTS IN THOUSANDS)

                                                             Years Ended                         Six months ended
                                                             December 31                              June 30
                                            -------------------------------------------------------------------------------
                                                1997       1996       1995       1994       1993       1998      1997
                                            -------------------------------------------------------------------------------
EARNINGS:
--------
Pretax Income From
Continuing Operations...................       25,087     48,163     48,141     24,872     24,396     9,607     9,585

ADD:
Interest on Indebtedness................       13,530     14,043     14,624     15,406     15,879     5,346     6,819
Other Interest and Amort
of Debt Expense........................           227        672        551        576        360        86        95
Portions of Rents Representative
  of the Interest Factor...............         1,024      1,548      1,438      1,460      1,186       487       512
                                               -----------------------------------------------------------------------

Income As Adjusted.....................        39,868     64,426     64,754     42,314     41,821    15,526    17,011
                                               =======================================================================

FIXED CHARGES:
-------------
Interest of Indebtedness...............        13,530     14,043     14,624     15,406     15,879     5,346     6,819
Other Interest and Amort
of Debt Expense........................           227        672        551        576        360        86        95
Portions of Rents Representative
  of the Interest Factor...............         1,024      1,548      1,438      1,460      1,186       487       512
Capitalized Interest...................             0          0          0        (39)      (581)        0         0
                                               -----------------------------------------------------------------------

Fixed Charges..........................        14,781     16,263     16,613     17,403     16,844     5,919     7,426
                                               ======================================================================


Ratio of Earnings to
Fixed Charges..........................          2.70       3.96       3.90       2.43       2.48      2.62      2.29
                                               ======================================================================